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                                                                    EXHIBIT 10.7

                       EMPLOYMENT AGREEMENT RELATING TO
                   CONFIDENTIAL BUSINESS INFORMATION, TRADE
                          SECRETS AND NONCOMPETITION
                          --------------------------

          THIS AGREEMENT is made and entered into this 3rd day of September, 1991, by and between INSURANCE SERVICES, INC., including business entities owned, controlled, operated, or otherwise affiliated with, related to, a fictitious entity of, or a subsidiary of said corporation (hereinafter collectively referred to as the "Company") and NOORUDDIN S. KARSAN (hereinafter referred to as the "Employee").

                                   RECITALS

          WHEREAS, Company is in the business of recruiting and finding employment for personnel in the insurance industry and other industries, professions and businesses;

          WHEREAS, Company currently has two Shareholders/Principals, those being Barry Raymond and Nooruddin S. Karsan;

          WHEREAS, in connection with Employee's duties Employee has access to and/or is provided with and prepares and creates confidential and proprietary business information and trade secrets belonging to Company, including but not limited to business methods, client and customer information, client and customer lists, and prospective client and customer lists and information; and

          WHEREAS, each Shareholder/Principal has required assurance by the other that Company's confidential and proprietary business information and trade secrets will be fully protected as hereinafter provided and that both during and after employment Employee will not compete against Company except as hereinafter permitted, and in consideration of said assurance being obtained each from the other on behalf of Company.

          NOW, THEREFORE, in consideration of the mutual promises and covenants provided, and intending to be legally bound hereby, Company and Employee hereby covenant, promise and agree as follows:


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                                  PROVISIONS

          1.   Acknowledgments of Employee. Employee acknowledges that in
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consideration of this Agreement each Shareholder/Principal will execute this
Agreement. Employee further acknowledges that, in the event of any violation of this Agreement by Employee, monetary damages alone will be inadequate to compensate Company and Company shall be entitled to injunctive relief against Employee in addition to any other remedies provided by law or in equity.

          2.   Confidential Business Information and Trade Secrets.
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               a.  Employee recognizes and acknowledges that during the term of employment with Company, Employee will have access to, learn, be provided with and, in some cases, will prepare and create certain confidential and proprietary business information and trade secrets of Company, including but not limited to business methods, client and customer information, client and customer lists, and prospective client and customer lists and information, all of which are of substantial value to Company in its business.

               b. Employee understands and agrees that if, during the term of employment or at any time thereafter, Employee discloses to third parties, uses for Employee's own benefit or for the benefit of third parties, or copies or makes notes of any of the aforementioned confidential and proprietary information and trade secrets except as may be required by Employee's duties with Company, such conduct shall constitute a breach of the confidence and trust bestowed upon Employee by Company, and Employee expressly agrees that injunctive relief, in addition to any other remedies provided by law or in equity, shall be necessary and appropriate in the event of such conduct by Employee.

               c. Employee agrees not to use or cause to be used for Employee's own benefit or for the benefit of any third parties or to disclose to any third party in any manner, directly or indirectly, any information of a confidential or proprietary nature, trade secrets or any other knowledge or information, except that which is public knowledge, of or relating to the business of Company at any time during or after Employee's term of employment with Company without the express prior written consent of Company.

               d. Employee agrees to return to Company, either before or immediately upon the termination of Employee's employment with Company, any and all written information, materials or equipment which constitutes, contains or relates in any way to proprietary or confidential information or trade secrets of Company and any other documents, equipment and materials of any kind relating in any way to the business of Company which are or may be in the possession, custody and control of Employee and which are or may be the property of

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Company, whether confidential or not, including any and all copies thereof which may have been by or for Employee.

                    e. Employee agrees that, during the term of employment with Company and thereafter, and except as may be required in the performance of Employee's duties with Company, Employee will not utilize for Employee's own benefit or that of any third party Employee's knowledge of or any information concerning the internal organization or business structure of Company or the work assignments or capabilities of any officer and/or employee of Company without the express prior written consent of Company.

               3.   Noncompetition.  Employee agrees that:
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                    a. During Employee's term of employment with Company,
Employee will not compete in any way with Company, directly or indirectly, and will not consult with or have any interest in any business, firm, person, partnership, corporation or other entity, whether as employee, officer, director, shareholder, agent, security holder, creditor, consultant or otherwise, which engages in the performance of or provides the same or similar services as provided by Company to any individual or entity or which competes with Company, directly or indirectly, in any aspect of the business or Company.

                    b. For a period of eighteen (18) months after Employee is no longer employed by Company, Employee, without the express prior written consent of Company, will not compete in any way with Company, directly or indirectly, and will not consult with, accept employment with, or have any interest in any business, firm, person, partnership, corporation or other entity, whether alone or as employee, officer, director, shareholder, agent, security holder, creditor, consultant or otherwise, which engages in the performance of or provides the same or similar services as provided by Company to any individual or entity or which competes with Company, directly or indirectly, in any aspect of the business of Company at any location within one hundred (100) miles of Company's places of business which existed, were begun, or were contemplated or planned during Employee's employment with Company.

                    c. For a period of two (2) years after Employee is no longer employed by Company, Employee will not compete in any way with Company, directly or indirectly, and will not, without the express prior written consent of Company, directly or indirectly, whether alone or as an employee, officer, director, shareholder, agent, security holder, creditor, consultant, partner, or otherwise, solicit, induce, divert, take away, do business with or render services to any client or customer of Company or a prospective client or customer of Company with whom Company dealt, contacted or solicited within two
(2) years preceding Employee's termination of employment with Company.

                    d. For a period of two (2) years after Employee is no longer employed by Company, Employee will not compete in any way with Company, directly or indirectly, and will not,

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without the express prior written consent of Company, directly or indirectly, whether alone or as an employee, officer, director, shareholder, agent, security holder, creditor, consultant, partner, or otherwise, solicit, induce, divert, take away, do business with or render services to any client or customer of Company or a prospective client or customer of Company with whom Employee dealt, contacted or solicited on behalf of Company within three (3) years preceding Employee's termination of employment with Company.

          4.   Representations of Employee. Employee hereby represents that
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Employee has read and fully understands Employee's duties and obligations as set forth herein and that such duties and obligations would not unduly restrict or curtail Employee's legitimate efforts to earn a livelihood following any termination of Employee's employment with Company.

          5.   Remedies. The parties hereto agree to the reasonableness of the
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restrictions, duties and obligations set forth above and acknowledge that each party has obtained all professional advice that such party deems necessary for full understanding of the consequences hereof and thereafter voluntarily executed and entered into this Agreement. In the event of a breach of this Agreement, Employee agrees that Company shall be entitled, in addition to any other available remedies, to temporary and permanent injunctive relief without the necessity of posting a bond. Notwithstanding the foregoing, if any court shall determine such restrictions to be unreasonable, the parties agree to the reformation of such restrictions by the court to limits that it finds to be reasonable and that Employee will not assert that such restrictions should be eliminated in their entirety by such court. In addition, in the event that Employee breaches paragraph two and/or paragraph three of this Agreement pertaining to Confidential Business Information, Trade Secrets and Noncompetition, or violates or fails to fulfill and perform any terms or conditions of said paragraphs, Employee agrees that Company shall be entitled to liquidated damages in the amount of Twenty Thousand ($20,000.00) Dollars or shall be entitled to its actual or real damages, as Company may elect at any time. Employee further agrees to indemnify and hold harmless Company from all damages and costs, including reasonable attorney's fees, relating to the enforcement of this Agreement.

          6.   General.
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               a.   No failure on the part of any party to exercise and no delay in exercising any right, power or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy.
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          b.   This agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof, and supercedes all prior agreements and representations, whether oral or written.

          c. This agreement shall not be modified, supplemented or terminated orally, but only by an agreement in writing signed by all of the parties hereto.

          d. Any headings preceding the text of the several paragraphs and sub-paragraphs hereof as inserted solely for convenience of reference and shall not constitute a part of this agreement, nor shall they affect its meaning, construction or effect.

          e. If any terms or provisions of this agreement shall be invalid or unenforceable, the remainder of this agreement shall not be affected thereby.

          f. This agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, and Employee hereby consents to exclusive jurisdiction and venue within the Commonwealth of Pennsylvania, County of Chester or the United States District Court for the Eastern District of Pennsylvania.

          g. This Agreement shall be binding upon Employee and all of Employee's heirs and legal representatives and shall be binding upon and inure to the benefit of Company and its successors and assigns.

          h. Any notices required or permitted pursuant to this Agreement shall be sufficient if hand-delivered or if sent by Company by certified mail, postage prepaid, to Employee's then-current residential address as shown in the employment records of Company, and if sent by Employee by certified mail, postage prepaid, to the offices of Company. All notices given hereunder shall be deemed given on the day of hand-delivery or three (3) days after being sent by certified mail. Either party may change their address and must give the other party written notice of said change.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this agreement as of the day and year first written above.


INSURANCE SERVICES, INC.

BY: /s/ Barry Raymond                             /s/ Nooruddin Karsan
    ----------------------                        ------------------------------
    BARRY RAYMOND                                 NOORUDDIN S. KARSAN

WITNESS: /s/ [ILLEGIBLE]^^                        WITNESS: /s/ [ILLEGIBLE]^^
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